Exhibit 99.2

Investor Update	Issue Date: October 17, 2016

This investor update provides guidance and certain forward-looking statements about United Continental Holdings, Inc. (the “Company” or “UAL”). The information in this investor update contains the financial and operational outlook for the Company for fourth-quarter and full-year 2016.

Fourth-Quarter and Full-Year 2016 Outlook	Estimated 4Q 2016			Estimated FY 2016
Consolidated Capacity Year-Over-Year Change Higher/(Lower)	1.0%	—	2.0%	1.2%	—	1.4%

Pre-Tax Margin, as adjusted[1]	5.0%	—	7.0%	11.2%	—	11.6%

Revenue
Consolidated PRASM (¢/ASM)	11.85	—	12.11	12.26	—	12.32
Year-Over-Year Change Higher/(Lower)	(6.0%)	—	(4.0%)	(6.5%)	—	(6.0%)
Cargo and Other Revenue ($M)	$1,240	—	$1,340	$5,048	—	$5,148

Non-Fuel Operating Expense
Consolidated CASM Excluding Fuel, Profit Sharing & Third-Party Business Expenses[1] (¢/ASM)	10.19	—	10.29	9.80	—	9.85
Year-Over-Year Change Higher/(Lower)	4.75%	—	5.75%	2.75%	—	3.25%
Third-Party Business Expenses[2] ($M)	$80	—	$90	$268	—	$278
Aircraft Rent ($M)	$165	—	$170	$686	—	$691
Depreciation and Amortization ($M)	$500	—	$505	$1,973	—	$1,978
Profit Sharing ($M)	$35	—	$75	$541	—	$581

Consolidated Fuel Expense
Fuel Consumption (Million Gallons)		~965			~3,910
Fuel Price Including Operating Cash-Settled Hedges (Price per Gallon)[3,4]	$1.63	—	$1.68	$1.47	—	$1.52
Operating Cash-Settled Hedge Loss (Price per Gallon)		($0.02)			($0.05)
Fuel Price Excluding Hedges (Price per Gallon)[3]	$1.61	—	$1.66	$1.42	—	$1.47

Fuel Price Including Operating Cash-Settled Hedges (Price per Gallon)[3,4]	$1.63	—	$1.68	$1.47	—	$1.52
Non-Operating Cash-Settled Hedge Loss (Price per Gallon)[3,5]		$0.00			$0.00
Fuel Price Including All Cash-Settled Hedges (Price per Gallon)[3,6]	$1.63	—	$1.68	$1.47	—	$1.52

Non-Operating Expense[7] ($M)	$105	—	$135	$499	—	$529

Effective Income Tax Rate		~37%			~36%

Gross Capital Expenditures[8] ($M)	$935	—	$955	$3,204	—	$3,224

Debt and Capital Lease Payments ($M)		$340			$1,340

Pension ($M)
Expense					~$180
Cash contribution					~$400

Diluted Share Count[9] (M)		317			331

1.	Excludes special charges, the nature and amount of which are not determinable at this time
2.	Third-party business revenue associated with third-party business expenses is recorded in other revenue
3.	Fuel price including taxes and fees
4.	This price per gallon corresponds to fuel expense in the income statement
5.	This price per gallon corresponds to the impact of non-operating hedges that appear in non-operating expense in the income statement
6.	This price per gallon corresponds to the total economic cost of the Company’s fuel consumption including all cash-settled hedges but does not directly correspond to fuel expense in the income statement
7.	The Company excludes the non-cash impact of fuel hedges and other special items from its non-operating expense guidance
8.	Capital expenditures include net purchase deposits, assets acquired through the issuance of debt , airport construction financing and exclude fully reimbursable capital projects
9.	Does not include an assumption related to future share repurchases. Diluted share count is approximately equal to basic share count

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Passenger Revenue: The Company expects the decline in fourth-quarter 2016 unit passenger revenue to be driven primarily by yield weakness and the timing of certain holidays.

Non-Fuel Expense: The guidance provided in the investor update includes the impact of ratified labor agreements as of October 17, 2016, including pilots, flight attendants, IAM-represented employees and dispatchers.

Profit Sharing: Due to recently ratified labor agreements, the Company’s profit sharing plans have changed for 2016. The Company now expects to pay:

•	Approximately 8.6% of total adjusted earnings up to a 6.9% adjusted pre-tax margin

•	Approximately 13.7% for any adjusted earnings above a 6.9% adjusted pre-tax margin

•	Approximately 1.6% for any adjusted earnings above the prior year’s adjusted pre-tax earnings

Adjusted earnings for the purposes of profit sharing are calculated as GAAP pre-tax earnings, excluding special items, profit sharing expense and share-based compensation program expense. These estimates are consistent with the Company’s current labor agreements. The Company estimates that share-based compensation expense for the purposes of the profit sharing calculation will be approximately $60 million year-to-date through the fourth quarter of 2016.

Fuel Expense: Based on the October 12, 2016 fuel forward curve, the Company expects a total fourth-quarter 2016 hedge loss of approximately $20 million, or $0.02 per gallon, which is recorded in fuel expense in the income statement. For the full-year 2016, the Company expects a loss of approximately $220 million, or $0.05 per gallon.

Taxes: The Company expects a tax rate of approximately 37% for the fourth quarter of 2016. However, the Company expects that there will be no material cash taxes due to United’s net operating loss carryforwards (NOLs), which were approximately $8 billion as of year-end 2015. These NOLs are projected to offset (or minimize) cash income taxes for several years.

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Fourth-Quarter and Full-Year 2016 Capacity

	Estimated 4Q 2016			Year-Over-Year % Change Higher/(Lower)			Estimated FY 2016			Year-Over-Year % Change Higher/(Lower)
Capacity (Million ASMs)
Mainline Capacity
Domestic	28,039	—	28,311	3.2%	—	4.2%
Atlantic	10,368	—	10,475	(3.4%)	—	(2.4%)
Pacific	10,830	—	10,930	7.5%	—	8.5%
Latin America	5,677	—	5,736	(2.7%)	—	(1.7%)
Total Mainline Capacity	54,914	—	55,452	2.0%	—	3.0%
Regional	7,004	—	7,079	(6.5%)	—	(5.5%)
Consolidated Capacity
Domestic	34,737	—	35,081	1.1%	—	2.1%	138,719	—	139,063	1.3%	—	1.6%
International	27,181	—	27,450	0.9%	—	1.9%	114,271	—	114,540	1.1%	—	1.3%
Total Consolidated Capacity	61,918	—	62,531	1.0%	—	2.0%	252,990	—	253,603	1.2%	—	1.4%

Fuel Price Sensitivity

As of October 12, 2016, the Company had hedged 13% of its projected fuel requirements for fourth-quarter 2016. The Company uses a variety of hedges including swaps and options on aircraft fuel and crude oil. The Company expects to participate in 95% of declines below current price levels and 100% of declines below Brent spot price of $45 per barrel for the remaining three months of 2016.

The table below outlines the Company’s estimated hedge impacts at various price points based on the October 12th, 2016 fuel forward curve, where Brent spot price was $51.81 per barrel and rest of year average forward price is $52.49 per barrel. With the current hedge portfolio, all hedge gains/losses are recognized in Fuel Expense.

Fuel Scenarios*	Cash Hedge Impact	4Q16
		forecast
+40%	Commodity Price Increase/(Decrease)** ($/gal)	0.58
	Hedge Gain/(Loss) ($/gal)	0.00

+30%	Commodity Price Increase/(Decrease)** ($/gal)	0.43
	Hedge Gain/(Loss) ($/gal)	(0.01)

+20%	Commodity Price Increase/(Decrease)** ($/gal)	0.29
	Hedge Gain/(Loss) ($/gal)	(0.02)

+10%	Commodity Price Increase/(Decrease)** ($/gal)	0.14
	Hedge Gain/(Loss) ($/gal)	(0.02)

Current	Commodity Price Increase/(Decrease)** ($/gal)	0.00
Forward Curve	Hedge Gain/(Loss) ($/gal)	(0.02)

(10%)	Commodity Price Increase/(Decrease)** ($/gal)	(0.14)
	Hedge Gain/(Loss) ($/gal)	(0.02)

(20%)	Commodity Price Increase/(Decrease)** ($/gal)	(0.29)
	Hedge Gain/(Loss) ($/gal)	(0.03)

(30%)	Commodity Price Increase/(Decrease)** ($/gal)	(0.43)
	Hedge Gain/(Loss) ($/gal)	(0.03)

(40%)	Commodity Price Increase/(Decrease)** ($/gal)	(0.58)
	Hedge Gain/(Loss) ($/gal)	(0.03)

*	Projected fuel scenarios represent hypothetical fuel forward curves parallel to the baseline October 12, 2016 fuel forward curve and are meant to illustrate the behavior of our fuel hedge portfolio at different commodity price points, assuming equal magnitude change across all hedged commodities
**	Change in UAL’s realized fuel price is not equal to the change in commodity prices due to timing and purchasing patterns

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Company Outlook

Fleet Plan

As of October 17, 2016, the Company’s fleet plan was as follows:

	YE 2015	YE 2016	FY Δ
B747-400	22	20	(2)
B777-200/300	74	75	1
B787-8/9	25	30	5
B767-300/400	51	51	—
B757-200/300	81	77	(4)
B737-700/800/900	310	325	15
A319/A320	152	158	6

Total Mainline Aircraft	715	736	21

	YE 2015	YE 2016	FY Δ
Q400	13	—	(13)
Q300	5	5	—
Q200	16	16	—
Embraer ERJ 145	199	183	(16)
Embraer ERJ 135	5	5	—
CRJ200	50	50	—
CRJ700	115	79	(36)
Embraer 170	38	38	—
Embraer E175	80	114	34

Total Regional Aircraft	521	490	(31)

GAAP to Non-GAAP Reconciliations

UAL is providing guidance utilizing various accounting principles generally accepted in the United States of America (“GAAP”) and Non-GAAP financial measures, including pre-tax margin, as adjusted, non-operating expense and cost per available seat mile (“CASM”), as adjusted. CASM is a common metric used in the airline industry to measure an airline’s cost structure and efficiency. UAL reports CASM excluding profit sharing, third-party business expenses, fuel and special charges. Non-GAAP financial measures are presented because they provide management and investors the ability to measure and monitor UAL’s performance on a consistent basis.

Pursuant to SEC Regulation G, UAL has included the following reconciliation of reported Non-GAAP financial measures to comparable financial measures reported on a GAAP basis.

UAL believes excluding profit sharing allows investors to better understand and analyze our recurring cost performance and provides a more meaningful comparison of our core operating costs to the airline industry. UAL believes that adjusting for special charges is useful to investors because they are non-recurring charges not indicative of UAL’s ongoing performance. UAL also believes that excluding third-party business expenses, such as maintenance, ground handling and catering services for third parties, fuel sales and non-air mileage redemptions, provides more meaningful disclosure because these expenses are not directly related to UAL’s core business. UAL believes that excluding fuel costs from certain measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence. In addition, UAL believes that excluding non-cash (gains)/losses on fuel derivative contracts from non-operating expense is useful because it allows investors to better understand the impact of settled hedges on a given period’s results.

Consolidated Unit Cost (¢/ASM)	Estimated 4Q 2016			Estimated FY 2016
Consolidated CASM Excluding Special Charges (a)	12.91	—	13.16	12.39	—	12.54
Less: Profit Sharing Expense	0.06	—	0.12	0.21	—	0.23

Consolidated CASM Excluding Profit Sharing & Special Charges	12.85	—	13.04	12.18	—	12.31
Less: Third-Party Business Expense	0.13	—	0.14	0.11	—	0.11

Consolidated CASM Excluding Profit Sharing, Third-Party Business Expenses & Special Charges	12.72	—	12.90	12.07	—	12.20
Less: Fuel Expense (b)	2.53	—	2.61	2.27	—	2.35

Consolidated CASM Excluding Fuel, Profit Sharing, Third-Party Business Expense, & Special Charges	10.19	—	10.29	9.80	—	9.85

Non-operating Expense ($M)	Estimated 4Q 2016			Estimated FY 2016
Non-operating expense	$107	—	$137	$505	—	$535
Hedge program adjustments (c)	(2)	—	(2)	(5)	—	(5)
Exclude: other special items	—	—	—	(1)	—	(1)

Non-operating expense, adjusted	$105	—	$135	$499	—	$529

(a)	Excludes special charges, such as the impact of certain primarily non-cash impairment, severance and other similar accounting charges. While the Company anticipates that it will record such special charges throughout the year, at this time the Company is unable to provide an estimate of these charges, as well as an estimate of full-year profit sharing, with reasonable certainty.
(b)	Both the cost and availability of fuel are subject to many economic and political factors and are therefore beyond the Company’s control.
(c)	Hedge program adjustments consist of excluding mark-to-market (MTM) (gains) and losses from fuel derivative contracts settling in future periods and adding back prior period gains and losses on fuel contracts settled in the current period. The purpose of hedge program adjustments is to adjust GAAP fuel derivative contract (gains) / losses to a cash-settled amount.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Certain statements included in this investor update are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this investor update are based upon information available to us on the date of this investor update. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans and revenue-generating initiatives, including optimizing our revenue; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aircraft fuel and energy refining capacity in relevant markets); economic and political instability and other risks of doing business globally; our ability to cost-effectively hedge against increases in the price of aircraft fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; disruptions to our regional network; the costs and availability of aviation and other insurance; industry consolidation or changes in airline alliances; competitive pressures on pricing and on demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements and environmental regulations); the impact of regulatory, investigative and legal proceedings and legal compliance risks; the impact of any management changes; labor costs; our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; and other risks and uncertainties set forth under Part 1, Item 1A., “Risk Factors,” of UAL’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as well as other risks and uncertainties set forth from time to time in the reports we file with the U.S. Securities and Exchange Commission.

For further questions, contact Investor Relations at (872) 825-8610 or investorrelations@united.com.

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